Exhibit 99.3

                             CIT MARINE TRUST 1999-A
                                   Exhibit 10K
                          For The Year Ending 12/31/99


I.      All payments on the Contract                                                       206,611,294.17
II.     All liquidation Proceeds on the Contract with respect to Principal                   1,303,633.56
III.    Repurchased Contracts                                                                  728,019.59
IV.     Investment Earnings on Collection Account                                               45,580.43
V.      Servicer Monthly Advances                                                            7,182,963.58
VI.     Reimbursement of prior Monthly Advances                                             (4,814,774.90)
VII.    Insurer Deposits                                                                             0.00
VIII.   Release of the Additional Enhancement Requirement Sub-Account                          184,637.51
IX.     Incorrect Deposits                                                                           0.00

Total available amount in Collection Account                                               211,241,353.94

Draws from the Reserve Account                                                                       0.00
Draws on the Note Insurance Policy                                                                   0.00
Draws on the Certificate Insurance Policy                                                            0.00

1.    Aggregate Distribution made in respect of Interest
        (a)  Class A-1 Notes   @5.450%                                                      11,575,014.53
        (b)  Class A-2 Notes   @5.800%                                                       9,286,401.04
        (c)  Class A-3 Notes   @5.850%                                                       6,122,210.37
        (d)  Class A-4 Notes   @6.250%                                                       5,765,663.59
                                                                                           --------------
                                                              TOTAL                         32,749,289.53

                                                                                               566,733.25
        (e)  Certificate Interest Distribution

2.    Aggregate Distribution made in respect of Primary Principal                          151,952,618.17
        (a)  Class A-1 Notes                                                                         0.00
        (b)  Class A-2 Notes                                                                         0.00
        (c)  Class A-3 Notes                                                                         0.00
                                                                                           ---------------
        (d)  Class A-4 Notes                                  TOTAL                        151,952,618.17

                                                                                             1,534,874.93
        (e)  Certificate Primary Principal Distribution

3.    Additional Principal Distribution                                                     10,080,812.76
        (a)  Class A-1 Notes                                                                         0.00
        (b)  Class A-2 Notes                                                                         0.00
        (c)  Class A-3 Notes                                                                         0.00
                                                                                           --------------
        (d)  Class A-4 Notes                                  TOTAL                         10,080,812.76


        (e)  Certificate Additional Principal Distribution                                           0.00

4.    Insurance Fee, including accrued and unpaid amounts                                      803,058.38

5.    Reimbursement of Insurance Policy Draws
        (a)  Note Insurance Policy                                                                   0.00
        (b)  Certificate Insurance Policy                                                            0.00
                                                                                               ----------
                                                              TOTAL                                  0.00

6.    Lender Fees                                                                              235,825.52

7.    Servicing Fee                                                                          3,052,354.64

8.    Deposits to the Additional Enhancement Sub-Account                                       967,682.38

9.    Deposits to the Reserve Account                                                        9,298,104.42


                                                                              Loan             Excess        Additional Enhance
2.    Distributions from the Reserve Account                              Sub-Account       Sub-Account         Sub-Account
                                                                          ------------      ------------     ------------------
        (a)  Draws to the Note Distribution Account
        (b)  Draws to the Certificate Distribution Account                        0.00              0.00                 0.00
        (c)  Release to the Collection Account                                    0.00              0.00                 0.00
        (d)  Distribution to Lender                                               0.00              0.00           184,637.51
        (e)  Distribution to Affiliated Owner                             5,758,216.44              0.00                 0.00
                                                                                  0.00      9,298,104.42                 0.00
Total Distributions from the Reserve Account
                                                                                                                15,240,958.37


                                                                       Amount                 #
        (a)  Liquidated Contracts                                  2,194,918.97              60

Delinquency Information as of 12/31/99

               31-59 Dys                                           8,363,524.51             345
               60-89 days                                          1,760,518.74              96
              90-119 days                                          2,389,690.30              73
              120-180 days                                         2,970,027.84             101
               181 days+                                           1,574,036.66              54

Repossessed Inventory                                                803,400.28              42


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